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As filed with the Securities and Exchange Commission on November 21, 2007.

Registration No. 333-147260

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KGen Power Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	20-8033747 (I.R.S. Employer Identification Number)

Four Oaks Place
1330 Post Oak Boulevard, Suite 1500
Houston, Texas 77056
(713) 979-1900
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

William R. Marlow, Esq.
KGen Power Corporation
Four Oaks Place
1330 Post Oak Boulevard, Suite 1500
Houston, Texas 77056
(713) 979-1906
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
 Douglas A. Tanner, Esq.
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005
(212) 530-5505

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 to Form S-1 is filed solely for the purpose of filing certain exhibits to the Registration Statement on Form S-1 (File No. 333-147260) filed by KGen Power Corporation with the Securities and Exchange Commission on November 9, 2007 (the "Registration Statement"). This Amendment does not contain a copy of the preliminary prospectus nor is it intended to amend or delete any part of the preliminary prospectus.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
3.1	Certificate of Incorporation of KGen Power Corporation, dated as of December 4, 2006
3.2	Bylaws of KGen Power Corporation
4.1	Registration Rights Agreement by and between KGen Power Corporation and Friedman, Billings, Ramsey & Co., Inc., dated as of December 28, 2006
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered
10.1(1)	Membership Interest Purchase and Sale Agreement by and among KGen Power Corporation, KGen Holdco LLC and GKL Capital, L.P., dated as of December 28, 2006
10.2(1)	Amendment to Membership Interest Purchase and Sale Agreement by and among KGen Power Corporation, KGen Holdco LLC and GKL Capital, L.P., dated as of February 7, 2007
10.3
First Lien Credit and Guaranty Agreement by and between KGen LLC, as borrower, Certain Subsidiaries of KGen LLC, as guarantors, the Lenders Party Thereto From Time to Time, Morgan Stanley & Co. Incorporated, as sole lead arranger, sole bookrunner and syndication agent, Morgan Stanley Senior Funding, Inc., as administrative agent, Union Bank of California, N.A., as collateral agent, working capital LC bank and synthetic LC bank, and GE VFS Financing Holdings, Inc. and Union Bank Of California, N.A., as co-documentation agents, dated as of February 8, 2007
10.4(1)	Contract for the Purchase of Firm Capacity and Energy by and between Georgia Power Company and Duke Energy Southeast Marketing, LLC, dated as of June 3, 2002
10.5
Consent and Amendment to the Contract for the Purchase of Firm Capacity and Energy by and between Georgia Power Company, Duke Energy Marketing America, LLC, Duke Capital LLC and Duke Energy Murray, LLC, dated July 16, 2004
10.6	Assignment and Assumption Agreement by and between Duke Energy Marketing America LLC, as Assignor, to KGen Murray I and II LLC, as Assignee, dated as of August 5, 2004
10.7	Consent and Amendment to the Contract for the Purchase of Firm Capacity and Energy by and between Georgia Power Company and KGen Murray I and II LLC, dated January 4, 2007
10.8(1)	Letter Agreement regarding fuel supply by and between Sequent Energy Management, L.P., as seller, and KGen Murray I and II LLC, as buyer, dated as of September 28, 2004
10.9	Letter Agreement regarding Extension of Gas Agreement at Murray Power Generation Facility Unit No. 1 by and between Sequent Energy Management, L.P. and KGen Murray I and II LLC, dated June 14, 2007
10.10(1)	Operation and Maintenance Agreement by and between KGen Murray I and II LLC, as owner, and Duke Energy Murray Operating, LLC, as operator, dated as of August 5, 2004

10.11	First Amendment to Operation and Maintenance Agreement by and between KGen Murray I and II LLC and Duke Energy Murray Operating, LLC, dated as of February 8, 2007
10.12
Letter Agreement amending the Operation and Maintenance Agreement dated August 5, 2004 by and between Duke Energy Murray Generating Services O&M LLC and KGen Murray I and II LLC, dated as of July 21, 2006
10.13(1)
Operation and Maintenance Agreement by and between KGen Hinds LLC, as owner, and Duke Energy Murray Generating Services O&M LLC (formerly known as Cinergy Solutions O&M LLC), as operator, dated as of September 13, 2004
10.14(1)
Operation and Maintenance Agreement by and between KGen Hot Spring LLC, as owner, and Duke Energy Murray Generating Services O&M LLC (formerly known as Cinergy Solutions O&M LLC), as operator, dated as of September 13, 2004
10.15	Letter Agreement amending the Operation and Maintenance Agreements by and between the KGen project companies and Duke Energy Murray Generating Services O&M LLC, dated as of July 21, 2006
10.16(1)	Energy Management Agreement by and between KGen Murray I and II LLC, as owner, and The Cincinnati Gas & Electric Company, as energy manager, dated August 17, 2004
10.17
Letter Agreement by and between Duke Energy Ohio, Inc. and KGen Murray I and II LLC, consenting to assignment from Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company) to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP), dated December 4, 2006
10.18(1)
Amendment to Energy Management Agreement by and between KGen Murray I and II LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated July 25, 2007
10.19(1)
Second Amendment to Energy Management Agreement by and between KGen Murray I and II LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated November 1, 2007
10.20(1)	Energy Management Agreement by and between KGen Hinds LLC, as owner, and The Cincinnati Gas & Electric Company, as energy manager, dated August 17, 2004
10.21
Letter Agreement by and between Duke Energy Ohio, Inc. and KGen Hinds LLC, consenting to assignment from Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company) to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP), dated December 4, 2006
10.22(1)	Amendment to Energy Management Agreement by and between KGen Hinds LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated July 25, 2007
10.23(1)
Second Amendment to Energy Management Agreement by and between KGen Hinds LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated November 1, 2007
10.24(1)	Energy Management Agreement by and between KGen Hot Spring LLC, as owner, and The Cincinnati Gas & Electric Company, as energy manager, dated August 17, 2004

10.25
Letter Agreement by and between Duke Energy Ohio, Inc. and KGen Hot Spring LLC, consenting to assignment from Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company) to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP), dated December 4, 2006
10.26(1)
Amendment to Energy Management Agreement by and between KGen Hot Spring LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated July 25, 2007
10.27(1)
Second Amendment to Energy Management Agreement by and between KGen Hot Spring LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated November 1, 2007
10.28(1)	Gas Transportation Agreement No. 410018 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated January 30, 2001
10.29(1)	Gas Transportation Agreement No. 410057 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated November 1, 2001
10.30(1)
Letter Agreement regarding Firm Transportation Discount to Duke Energy Murray, LLC—Contract No. 410057 by and between Duke Energy Murray, LLC and East Tennessee Natural Gas Company, dated December 1, 2001
10.31(1)	Gas Transportation Agreement No. 410098 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated December 17, 2002
10.32(1)	Letter Agreement regarding Negotiated Rate For Firm Transportation Service Contract No. 410098 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated September 29, 2003
10.33(1)	Gas Transportation Agreement No. 830103 by and between East Tennessee Natural Gas Company and Duke Energy Hinds, LLC, dated June 30, 2000
10.34(1)	Letter Agreement regarding Rate Schedule FT-1 Service Agreement No. 830103 by and between Texas Eastern Transmission Corporation and Duke Energy Hinds, LLC, dated June 30, 2000
10.35(1)	Transportation Service Agreement No. 1002755 by and between Reliant Energy Gas Transmission Company and Duke Energy Hot Spring, LLC, dated August 15, 2001
10.36(1)	Transportation Service Agreement No. 1002908 by and between Reliant Energy Gas Transmission Company and Duke Energy Hot Spring, LLC, dated August 15, 2001
10.37	Ground Lease by and between the City of Dalton and Duke Energy Murray, LLC, dated December 6, 2000
10.38	Employment Agreement by and between KGen Power Corporation and Gerald K. Lindner, dated as of February 8, 2007
10.39	Employment Agreement by and between KGen Power Corporation and Donald E. Boyd, dated as of February 8, 2007
10.40	Employment Agreement by and between KGen Power Corporation and James H. Sweeney III, dated as of February 8, 2007
10.41	Employment Agreement by and between KGen Power Corporation and Richard A. McLean, dated as of February 8, 2007

10.42	Employment Agreement by and between KGen Power Corporation and William R. Marlow, dated as of February 8, 2007
10.43	KGen Power Corporation 2006 Equity Incentive Plan
21.1	Subsidiaries of Registrant
23.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to KGen Power Corporation
23.3	Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit 5.1)
24.1†	Powers of Attorney (included on the signature page to this registration statement)

†
Previously filed.
(1)
Certain confidential portions of this exhibit are omitted by means of redacting a portion of the text. This exhibit has been filed separately pursuant to a request for confidential treatment submitted to the Commission under separate cover.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 21 day of November, 2007.

KGEN POWER CORPORATION
By:	*
Name:	Gerald Lindner
Title:	Chief Executive Officer and Chairman

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

* Gerald Lindner	Chief Executive Officer and Chairman (Principal Executive Officer)	November 21, 2007
/s/ RICHARD MCLEAN Richard McLean	Chief Financial Officer (Principal Financial and Accounting Officer)	November 21, 2007
* William Grealis	Director	November 21, 2007
* W. Harrison Wellford	Director	November 21, 2007
* Ramon Betolaza	Director	November 21, 2007
* Joseph Piazza	Director	November 21, 2007
*By:	/s/ RICHARD MCLEAN Richard McLean	Attorney-in-fact	November 21, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation of KGen Power Corporation, dated as of December 4, 2006
3.2	Bylaws of KGen Power Corporation
4.1	Registration Rights Agreement by and between KGen Power Corporation and Friedman, Billings, Ramsey & Co., Inc., dated as of December 28, 2006
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the legality of the securities being registered
10.1(1)	Membership Interest Purchase and Sale Agreement by and among KGen Power Corporation, KGen Holdco LLC and GKL Capital, L.P., dated as of December 28, 2006
10.2(1)	Amendment to Membership Interest Purchase and Sale Agreement by and among KGen Power Corporation, KGen Holdco LLC and GKL Capital, L.P., dated as of February 7, 2007
10.3
First Lien Credit and Guaranty Agreement by and between KGen LLC, as borrower, Certain Subsidiaries of KGen LLC, as guarantors, the Lenders Party Thereto From Time to Time, Morgan Stanley & Co. Incorporated, as sole lead arranger, sole bookrunner and syndication agent, Morgan Stanley Senior Funding, Inc., as administrative agent, Union Bank of California, N.A., as collateral agent, working capital LC bank and synthetic LC bank, and GE VFS Financing Holdings, Inc. and Union Bank Of California, N.A., as co-documentation agents, dated as of February 8, 2007
10.4(1)	Contract for the Purchase of Firm Capacity and Energy by and between Georgia Power Company and Duke Energy Southeast Marketing, LLC, dated as of June 3, 2002
10.5
Consent and Amendment to the Contract for the Purchase of Firm Capacity and Energy by and between Georgia Power Company, Duke Energy Marketing America, LLC, Duke Capital LLC and Duke Energy Murray, LLC, dated July 16, 2004
10.6	Assignment and Assumption Agreement by and between Duke Energy Marketing America LLC, as Assignor, to KGen Murray I and II LLC, as Assignee, dated as of August 5, 2004
10.7	Consent and Amendment to the Contract for the Purchase of Firm Capacity and Energy by and between Georgia Power Company and KGen Murray I and II LLC, dated January 4, 2007
10.8(1)	Letter Agreement regarding fuel supply by and between Sequent Energy Management, L.P., as seller, and KGen Murray I and II LLC, as buyer, dated as of September 28, 2004

10.9	Letter Agreement regarding Extension of Gas Agreement at Murray Power Generation Facility Unit No. 1 by and between Sequent Energy Management, L.P. and KGen Murray I and II LLC, dated June 14, 2007
10.10(1)	Operation and Maintenance Agreement by and between KGen Murray I and II LLC, as owner, and Duke Energy Murray Operating, LLC, as operator, dated as of August 5, 2004
10.11	First Amendment to Operation and Maintenance Agreement by and between KGen Murray I and II LLC and Duke Energy Murray Operating, LLC, dated as of February 8, 2007
10.12
Letter Agreement amending the Operation and Maintenance Agreement dated August 5, 2004 by and between Duke Energy Murray Generating Services O&M LLC and KGen Murray I and II LLC, dated as of July 21, 2006
10.13(1)
Operation and Maintenance Agreement by and between KGen Hinds LLC, as owner, and Duke Energy Murray Generating Services O&M LLC (formerly known as Cinergy Solutions O&M LLC), as operator, dated as of September 13, 2004
10.14(1)
Operation and Maintenance Agreement by and between KGen Hot Spring LLC, as owner, and Duke Energy Murray Generating Services O&M LLC (formerly known as Cinergy Solutions O&M LLC), as operator, dated as of September 13, 2004
10.15	Letter Agreement amending the Operation and Maintenance Agreements by and between the KGen project companies and Duke Energy Murray Generating Services O&M LLC, dated as of July 21, 2006
10.16(1)	Energy Management Agreement by and between KGen Murray I and II LLC, as owner, and The Cincinnati Gas & Electric Company, as energy manager, dated August 17, 2004
10.17
Letter Agreement by and between Duke Energy Ohio, Inc. and KGen Murray I and II LLC, consenting to assignment from Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company) to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP), dated December 4, 2006
10.18(1)
Amendment to Energy Management Agreement by and between KGen Murray I and II LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated July 25, 2007
10.19(1)
Second Amendment to Energy Management Agreement by and between KGen Murray I and II LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated November 1, 2007
10.20(1)	Energy Management Agreement by and between KGen Hinds LLC, as owner, and The Cincinnati Gas & Electric Company, as energy manager, dated August 17, 2004
10.21
Letter Agreement by and between Duke Energy Ohio, Inc. and KGen Hinds LLC, consenting to assignment from Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company) to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP), dated December 4, 2006
10.22(1)	Amendment to Energy Management Agreement by and between KGen Hinds LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated July 25, 2007
10.23(1)
Second Amendment to Energy Management Agreement by and between KGen Hinds LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated November 1, 2007

10.24(1)	Energy Management Agreement by and between KGen Hot Spring LLC, as owner, and The Cincinnati Gas & Electric Company, as energy manager, dated August 17, 2004
10.25
Letter Agreement by and between Duke Energy Ohio, Inc. and KGen Hot Spring LLC, consenting to assignment from Duke Energy Ohio, Inc. (formerly known as The Cincinnati Gas & Electric Company) to Fortis Energy Marketing & Trading GP (formerly Cinergy Marketing & Trading, LP), dated December 4, 2006
10.26(1)
Amendment to Energy Management Agreement by and between KGen Hot Spring LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated July 25, 2007
10.27(1)
Second Amendment to Energy Management Agreement by and between KGen Hot Spring LLC and Fortis Energy Marketing & Grading GP, successor in interest to The Cincinnati Gas & Electric Company, dated November 1, 2007
10.28(1)	Gas Transportation Agreement No. 410018 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated January 30, 2001
10.29(1)	Gas Transportation Agreement No. 410057 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated November 1, 2001
10.30(1)
Letter Agreement regarding Firm Transportation Discount to Duke Energy Murray, LLC—Contract No. 410057 by and between Duke Energy Murray, LLC and East Tennessee Natural Gas Company, dated December 1, 2001
10.31(1)	Gas Transportation Agreement No. 410098 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated December 17, 2002
10.32(1)	Letter Agreement regarding Negotiated Rate For Firm Transportation Service Contract No. 410098 by and between East Tennessee Natural Gas Company and Duke Energy Murray, LLC, dated September 29, 2003
10.33(1)	Gas Transportation Agreement No. 830103 by and between East Tennessee Natural Gas Company and Duke Energy Hinds, LLC, dated June 30, 2000
10.34(1)	Letter Agreement regarding Rate Schedule FT-1 Service Agreement No. 830103 by and between Texas Eastern Transmission Corporation and Duke Energy Hinds, LLC, dated June 30, 2000
10.35(1)	Transportation Service Agreement No. 1002755 by and between Reliant Energy Gas Transmission Company and Duke Energy Hot Spring, LLC, dated August 15, 2001
10.36(1)	Transportation Service Agreement No. 1002908 by and between Reliant Energy Gas Transmission Company and Duke Energy Hot Spring, LLC, dated August 15, 2001
10.37	Ground Lease by and between the City of Dalton and Duke Energy Murray, LLC, dated December 6, 2000
10.38	Employment Agreement by and between KGen Power Corporation and Gerald K. Lindner, dated as of February 8, 2007
10.39	Employment Agreement by and between KGen Power Corporation and Donald E. Boyd, dated as of February 8, 2007
10.40	Employment Agreement by and between KGen Power Corporation and James H. Sweeney III, dated as of February 8, 2007
10.41	Employment Agreement by and between KGen Power Corporation and Richard A. McLean, dated as of February 8, 2007

10.42	Employment Agreement by and between KGen Power Corporation and William R. Marlow, dated as of February 8, 2007
10.43	KGen Power Corporation 2006 Equity Incentive Plan
21.1	Subsidiaries of Registrant
23.1†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to KGen Power Corporation
23.3	Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit 5.1)
24.1†	Powers of Attorney (included on the signature page to this registration statement)

†
Previously filed.
(1)
Certain confidential portions of this exhibit are omitted by means of redacting a portion of the text. This exhibit has been filed separately pursuant to a request for confidential treatment submitted to the Commission under separate cover.

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EXPLANATORY NOTE
PART II
SIGNATURES
EXHIBIT INDEX